Exhibit 16.1

May 23, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by LAVA Therapeutics N.V. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of LAVA Therapeutics N.V. dated May 20, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers Accountants N.V.

Eindhoven, The Netherlands

Attachment

LAVA Therapeutics N.V. Form 8-K